Johnson Controls, Inc. ("the Company") has made forward-looking statements in this document pertaining to its financial results for fiscal year 2007 that are based on preliminary data and are subject to risks and uncertainties. All statements other than statements of historical fact are statements that are or could be deemed forward-looking statements, including information concerning possible or assumed future risks. For those statements, the Company cautions that numerous important factors, such as automotive vehicle production levels and schedules, the ability to mitigate the impact of higher raw material and energy costs, the strength of the U.S. or other economies, currency exchange rates, cancellation of commercial contracts, labor interruptions, the ability to realize acquisition related integration benefits, and the ability to execute on restructuring actions according to anticipated timelines and costs, as well as those factors discussed in the company's Form 8-K filing (dated October 6, 2006) and the risk factors as filed with the SEC January 9, 2006, could affect the Company's actual results and could cause its actual consolidated results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company. Quarterly Update FY 2006 Fourth Quarter October 25, 2006 Exhibit 99.2

Overview Steve Roell - Vice Chairman and Executive Vice President Q4 Business Results Denise Zutz - Vice President, Strategy, Investor Relations and Communication Financial Review Bruce McDonald - Executive Vice President and Chief Financial Officer Q&A (conclude at 7 p.m. eastern time) Agenda

Record financial performance Sales up 17% to $32 billion Income from continuing operations up 36% to $1.0 billion, or $5.25 per share Outperformed our markets Increased earnings diversification and globalization A diversified industrial growth company Successful acquisition integration York International Delphi battery business Continued focus on innovation and operational excellence 2006 Guidance (October 2005) 2006 Results Approx. $32B EPS from Continuing Operations $5.00 - 5.15 $32.2 B $5.25 2006 Performance Versus Guidance Sales Thanks to our employees! 3

Sustained Growth 7 2006 highlights 17% increase in building efficiency backlog Record year for new facility management awards Industry-first lithium-ion hybrid battery order Major new OE and aftermarket battery customers Automotive interiors backlog trending higher First major seating order with PSA First award from Audi Seating contract for 2009 DCX Ram China growth across all businesses

Consolidated net sales EPS from continuing operations 2007 Outlook - October 9, 2006 Approx. $34B (up approx. 6%) Approx. $6.00 (up approx. 14%) EBIT Margin Higher (Building efficiency improvements) Balanced Portfolio Consistent performance Lower risk Earnings visibility Enterprise and global leverage Financial strength Substantial growth opportunities Continued track record for profitable growth Sales - 61st consecutive year of increases Earnings - 17th consecutive year of increases 2007 5

Fourth-Quarter 2006 Overview Operating Income Sales Interior Experience 50% Building Efficiency 38% Power Solutions 12% Interior Experience 22% Building Efficiency 50% Power Solutions 28% 11 Record sales and earnings Sales $8.2 billion, up 18% FX impact +2% EPS from continuing operations $1.86, up 24%

Fourth-Quarter 2006 Building Efficiency Market environment Global service market stable North America construction Non-residential spending up 8% Residential construction down 15% Construction strong in key emerging markets Commercial chillers Large tonnage: exports strong Small tonnage: good domestic growth Residential A/C market growing due to larger installed base despite SEER 13 noise Energy prices (natural gas) moderating 2006 2005 Sales $3.1B $1.5B +108% (pro-forma up 15%) York volume (pro-forma) North America up 15% Systems demand, pricing (commodities) Performance contracting Residential up 15% Facility management up 35% Op. Inc. $253M $116M +118% Higher volume (pro-forma) Margin increases in North America systems and services Cost synergies Backlog $3.7B, up 17% (pro-forma) Orders up significantly in all global regions 7

Fourth-Quarter 2006 Power Solutions 2006 2005 Sales $981M $863M +14% Overall unit sales up 6% in North America, up 8% in Europe Higher aftermarket shipments Lower OE shipments Higher unit prices due to lead pass-through Op. Inc. $140M $114M +23% Higher volume Improving operational efficiencies Lead unfavorable Market environment Aftermarket demand stable Lead price at historic high levels Johnson Controls continuing to build additional NA capacity for standard and Optima lead-acid batteries First lithium-ion powered hybrid vehicles announced Production starting in late 2008 Faster to market than originally expected OEs warming to development of plug-in hybrids 8

Fourth-Quarter 2006 Interior Experience Market environment Industry vehicle production N.A. down 9% Cars up 1% Light truck volumes down 2% to 26% (down 16% overall) Europe flat Japan flat (Nissan down 7%) China up 24% NA Vehicle inventories (at quarter-end) Car: 47 days Light truck: 74 days 2006 2005 Sales $4.0B $4.5B - 11% North America: down 19% Sales lower to every automaker Positives: Mercedes M/R Class, Chrysler Compass/Caliber Negatives: F-Series, GM minivans, Grand Cherokee, TrailBlazer Europe: down 3% Positives: BMW, Fiat, PSA, Renault Negatives: Ford, Honda, Nissan, VW Asia: down 9% (on a consolidated basis) Op. Inc. $112M $206M - 46% Europe: increased margin to 4.8% North America: profitable, but operational improvements more than offset by volume decline and higher launch costs (Tundra, Expedition, Lambda) Asia: Lower due to launch costs for Nissan in Japan 9 Equity income more than double -China up 80% on strong volume -North America JVs up 70%

(in millions) Fourth-Quarter 2006 Financial Highlights Double-digit sales growth from Building Efficiency (+15% pro-forma) and Power Solutions (+14%) partially offset by sharply lower automotive production in NA SG&A increase associated with York; underlying spending flat Strong operating results from majority of businesses: Building Efficiency profit more than doubles, Power Solutions up 23%, Interiors Europe operating margin rises 60bp Impact of NA production volume/mix a major headwind; commodities continue to be a negative

(in millions, except per share data) Fourth-Quarter 2006 Financial Highlights Net interest expense - Higher cost reflects financing of the York acquisition Equity income - Increased earnings from Interior JV's in NA and China, Power Solutions Income taxes - Current period benefits from a reduction in the base effective tax rate from 26.5% to 21.0% Earnings per share - EPS of $1.82 including the impact of cumulative change in accounting principle related to the adoption of FIN 47 and discontinued operations

Debt-to-capitalization declines to 39% at September 30, 2006 Leverage reduced to targeted range $800 million of debt reduction in 2006 Financial strength for investment in growth initiatives Capital spending of $738m Reinvestment ratio of 1.1 to 1 2006 Balance Sheet / Cash Flow Highlights Total Debt to Total Capitalization Total Debt to Total Capitalization 46% 45% 42% 39% Target Range Working capital neutral

2007 Quarterly Outlook

Q1: Earnings up excluding non-recurring tax benefit in FY06 ($0.08)

- Double-digit earnings increase in Building Efficiency
  - Margin expansion
- Power Solutions growth
  - New aftermarket and OE business
- Interior Experience profitable, but down substantially
  - North America loss
    - Estimated production down 10% (Big 3: -12%; Light trucks: -16%)
    - Higher launch costs
  - Europe sales, margin stable

Q2 – Q4: Earnings up 15 – 20%

- Double-digit earnings increase in Building Efficiency; Power Solutions growth
- Improvement in Interior Experience in Q2 – Q4 as NA automotive production stabilizes and significant launches completed

No change to October 9 Guidance



Earnings per Share from Continuing Operations
$0.86
$0.80 - $0.85
$0.83
$1.70
$1.86
Q1
Q2
Q3
Q4
FY06
FY07e

13